Exhibit 16.1

August 12, 2026

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re:	Unusual Machines, Inc.
File Reference No. 001-41961

We were previously the independent registered public accounting firm for Unusual Machines, Inc. and under the date of March 12, 2026, we reported on the consolidated financial statements of Unusual Machines, Inc. and Subsidiaries, as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025.

Effective August 12, 2026, we were dismissed as the independent registered public accounting firm. We have read Unusual Machines, Inc.’s disclosures included in Item 4.01 "Changes in Registrant's Certifying Accountant" on Unusual Machines, Inc's Form 8-K dated August 12, 2026 be filed with the Securities and Exchange Commission and we agree with such statements as they pertain to Salberg & Company, P.A.

Very truly yours,

SALBERG & COMPANY, P.A.

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7326

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality